Exhibit 99.1

B2Digital Congratulates B2FS Champion Cameron VanCamp on Signing with the UFC

TAMPA, FL, September 14, 2021 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital, Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is proud to congratulate B2 Fighting Series Pro Welterweight Champion Cameron VanCamp as he moves up to the UFC.

VanCamp (15-5-1) is scheduled to take on Nikolas Motta (12-3-0) at “UFC Fight Night: Smith vs. Spann”, which will take place at the UFC APEX in Las Vegas this Saturday, September 18, 2021. The event will be broadcast live on ESPN+.

“I am grateful for my time when I was fighting for the B2 Fighting Series and all the support that I received from B2. The B2 Fighting Series gave me the platform to develop and display my skills as a fighter,” commented VanCamp. “

VanCamp moves up to the UFC after his recent 4-fight winning streak in the B2 Fighting Series. All four victories came against experienced professional fighters with winning records. His most recent two fights, in March and July of this year, ended in first-round stoppages.

“It is very gratifying for all of us at B2 to watch Cameron move up to the UFC and achieve his dream to fight for the UFC.” said Greg P. Bell, Chairman & CEO of B2Digital. “He will join fellow B2 Fighting Series alum Nathan Maness on the UFC card this Saturday night in Las Vegas. Also, on Tuesday September 21st, B2 Fighting Series alum AJ Dobson gets his own shot at a UFC contract when he fights on Dana White’s Contender Series.”

About B2Digital Inc.
B2Digital (OTC: BTDG) is the premier development league for mixed martial arts (“MMA”). The Company operates in two major branded segments: The B2 Fighting Series and The ONE More Gym Official B2 Training Facilities Network. The Company primarily derives revenues from live event ticket sales, pay-per-view ticket sales, content media marketing, and fitness facility memberships.

The Live Events segment (the B2 Fighting Series) is primarily engaged with scheduling, organizing, and producing live MMA events, marketing those events, and generating both live audience and PPV ticket sales, as well as creatively marketing the archived content generated through its operations in this segment. The Company also plans to generate additional revenues over time from endorsement deals with global brands as its audience grows. The B2 Fighting Series is licensed in 12 US states to operate LIVE MMA Fights. Most B2 Fighting Series events sell out at the gate. The Company now operates at a pace of more than 40 events per year.

The Fitness Facility segment operates primarily through the ONE More Gym Official B2 Training Facilities Network. The Company currently operates five ONE More Gym locations, with plans to continue to scale up this segment at a pace of 4-8 new locations per year. ONE More Gym locations include specialized MMA training resources and serve a recruiting function for the Company's Live Events segment.

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For more information about B2Digital, visit the Company’s website at www.B2FS.com.

B2Digital has a growing social media presence. Follow us on:
Twitter: @B2digitalOTC
Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League
www.B2FS.com

B2 Fighting Series Pay Per View Link
www.b2mma.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:
information@b2fs.com

Public Relations:
Tiger Marketing & Branding Agency
info@TigerGMP.com

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